SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2006

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

(Registrant’s telephone number, including area code)

213-613-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 27, 2006, TPG-Preferred Equity, LLC, a wholly owned subsidiary of Thomas Properties Group, L.P., a subsidiary of Thomas Properties Group, Inc. (the “Company”), entered into an agreement with Greenwich Capital Financial Products, Inc. (“Greenwich”) pursuant to which Greenwich purchased an 85% preferred equity interest in TPG/P&A 2101 Market, L.P., the joint venture which is developing the high-rise residential Murano project at 2101 Market Street in Philadelphia, Pennsylvania. The purchase price paid by Greenwich for the 85% preferred equity interest was $17.4 million. The proceeds from the transaction will be used to fund in part the purchase price of $20.5 million for TPG-Preferred Equity, LLC’s interest in TPG/P&A 2101 Market, L.P. On September 26, 2007, TPG-Preferred Equity, LLC is obligated to repurchase the preferred equity interest from Greenwich, and Greenwich is obligated to sell the preferred equity interest to TPG-Preferred Equity, LLC. The repurchase price is the original $17.4 million purchase price plus accrued and unpaid interest of LIBOR plus 1.5%. With the consent of Greenwich, the repurchase date can be extended until September 25, 2008. The repurchase of the preferred equity interest by TPG Preferred Equity, LLC is guaranteed by Thomas Properties Group, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing
Chief Financial Officer

October 3, 2006